UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)     December 9, 1999
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                                MBNA Corporation
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              (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
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   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification No.)



             Wilmington, Delaware                              19884
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   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
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       (Former name or former address, if changed since last report.)

Item 5.  Other Events


     On December 9, 1999, MBNA International Bank Limited ("MBNA Europe"), a wholly owned foreign bank subsidiary of MBNA America Bank, N.A., located in the United Kingdom, completed the securitization of 250.0 million pounds sterling of credit card asset-backed securities issued via a special purpose vehicle, Chester Asset Receivables Dealings No. 10 Limited (CARDS trademark). MBNA America Bank, N.A. is a wholly owned subsidiary of MBNA Corporation.

     The transaction had two classes of publicly traded securities (Class A and Class B). The 240.0 million pounds sterling Class A (senior) floating rate asset-backed securities were indexed at 20 basis points over the three month Sterling London Interbank Offered Rate (LIBOR), and priced at 99.91% to yield 22 basis points over the three month Sterling LIBOR. The 10.0 million pounds sterling Class B (subordinate) floating rate asset-backed securities were indexed at 50 basis points over the three month Sterling LIBOR, and priced at 99.91% to yield 52 basis points over the three month Sterling LIBOR.
Interest on the securities will be paid quarterly and have an expected maturity of 5.2 years.

     The securities are governed by English law and are expected to be listed on the London Stock Exchange.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








                                                        MBNA CORPORATION


Date:  December 9, 1999                     By:    /s/   M. Scot Kaufman
                                                   ---------------------------
                                                         M. Scot Kaufman
                                                    Executive Vice President
                                                   and Chief Financial Officer